Exhibit 5.1

Address: 845 Texas Avenue, Suite 200, Houston, Texas 77002  |  Tel: 346.348.0239  |  Website: www.kessepllc.com

August 1, 2025

StoneBridge Acquisition II Corporation
One World Trade Center, Suite 8500
New York, New York 10007

Ladies and Gentlemen:

We have acted as United States counsel to StoneBridge Acquisition II Corporation, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-286983) (including all amendments, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company (the “Offering”), pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the representative (the “Representative”) of the underwriters named therein, of:

(i)	5,000,000 units (the “Units”), with each Unit consisting of (a) one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”) and (b) one right to receive one-tenth of one Class A Ordinary Share (collectively, the “Rights”);

(ii)	up to an additional 750,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option by the Company;

(iii)	all Class A Ordinary Shares and Rights issued as part of the Units and Over-Allotment Units;

(iv)	all Class A Ordinary Shares issuable upon the conversion of the Rights included in the Units and Over-Allotment Units; and

(v)	up to 230,000 Class A Ordinary Shares to be issued to the Representative or its designees as underwriter’s compensation at the closing of the Offering.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. We express no opinion to the extent that, notwithstanding the current reservation of Class A Ordinary Shares, future issuances of securities of the Company, including the Class A Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Rights underlying the Units, may cause the number of Class A Ordinary Shares underlying the Units, including the Class A Ordinary Shares issuable upon conversion of the Rights underlying the Units, to exceed the number that remain authorized but unissued.

Because the agreements governing the Rights, the Units and the Over-Allotment Units contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to express an opinion on any matter governed by the laws of the Cayman Islands.

Based upon the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, and when the Units, the Over-allotment Units and the Rights (including the Rights issuable in connection with the Over-Allotment Units) are issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Units, the Overallotment Units and the Rights will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

The foregoing opinion is qualified to the extent that (i) enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (ii) enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s United States securities and corporate legal counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kesse PLLC